Exhibit 99.1

March 31, 2006

Ms. Diane N. Gallo

4820 Overland Ave.

San Diego, CA 92123

Re:   Separation and General Release Agreement

Dear Diane,

As we discussed, your employment with Overland Storage, Inc. (the “Company”) will terminate effective March 31, 2006 (“Separation Date”).  Although the Company does not have a formal severance policy, this letter sets forth our proposed agreement concerning your separation from the Company, benefits from the Company and your release of the Company from any obligations or claims after the Separation Date.

1.     You have held the position of Vice President of Human Resources.  As a consequence of the outsourcing of the Company’s manufacturing operations, we are eliminating your role.  All communication from Overland shall reflect the position elimination and restructure.

2.     On your Separation Date, regardless of whether you sign this Agreement, the Company shall provide you with a final paycheck which will include accrued and unused vacation pay (including 24 hours for floating holidays you have not taken), less all applicable federal, state and local income, social security and other payroll taxes.  You acknowledge that the Company has paid you all salary and bonus payments to which you are entitled in connection with your service as an employee of the Company and that you are not entitled to any additional compensation from the Company.

3.     Contingent upon (1) your execution of this letter agreement and (2) this letter agreement becoming effective and enforceable on the date immediately following the expiration of the “Revocation Period” defined in paragraph 5 below (such date, the “Effective Date”), the Company will pay you a sum equal to six months base salary at your most recent rate of pay, less all applicable federal, state and local income tax, social security and other payroll taxes.  At your election, we will pay this amount to you either (1) in a lump sum on the Effective Date or (2) on a biweekly basis over six months commencing on the Effective Date in accordance with the Company’s normal pay schedule.

3.1.            Included in this communication are election forms for medical and dental insurance continuation as provided by the Consolidated Omnibus Budget Reconciliation Act (COBRA).  If you elect COBRA coverage after signing this Agreement, the Company will reimburse you for up to six months of such premiums.  Nothing in this Agreement may be construed as extending your COBRA period beyond the eighteen-month period allowed under that law, nor is the Company assuming any responsibility that you have for formally electing to continue coverage.

3.2.            We will also extend your supplemental executive health reimbursement benefits.  This benefit, however, will terminate on the earlier of six months following your Separation Date or the date you secure full-time employment and become eligible for health care coverage.

3.3.            Additionally, we will extend your benefits with Horizon Health, our employee assistance program for 30 days until April 30, 2006).  Horizon Health can be reached nationwide at (800) 931-4646.

3.4.            Finally, the Company will maintain your e-mail account and allow you to continue to use your Company-provided cell phone for a period of three months from your Separation Date.

4.     You are required to immediately return on the Separation Date all Company property (with the exception of your cell phone as noted in 3.4 above) that you have in your possession, including all equipment and accessories, office equipment, account lists, employee lists or client lists, credit cards, keys, and documents, including copies of documents.

5.     In consideration for the payments and other agreements set forth above, you release and forever discharge the Company, its present and former agents, employees, officers, directors, shareholders, principals, predecessors, alter egos, partners, parents, subsidiaries, affiliate, attorneys, insurers, successors and assigns, from any and all claims, demands, grievances, causes of action or suit of any kind arising out of, or in any way connected with, the dealings between the parties to date, including the employment relationship and termination thereof.  YOU ALSO SPECIFICALLY AGREE AND ACKNOWLEDGE YOU ARE WAIVING ANY RIGHT TO RECOVERY BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY SEXUAL ORIENTATION, MEDICAL CONDITION, OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING WITHOUT LIMITATION, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE EQUAL PAY ACT, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA LABOR CODE, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, THE WORKER ADJUSTMENT AND RETRAINING ACT, AND THE FAIR LABOR STANDARDS ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY YOU OR BY A GOVERNMENTAL AGENCY.  YOU ALSO RELEASE THE COMPANY FROM ANY CLAIM FOR ATTORNEYS’ FEES.

You also specifically agree and acknowledge that (1) you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination and Employment Act, as amended, and (2) that the consideration given for this Agreement is in addition to anything of value to which you are already entitled.  You are hereby advised that: (a) this Agreement does not apply to any claims that may arise after the signing of this Agreement; (b) you should consult with an attorney prior to executing this release; (c) you have forty-five (45) days within which to consider this release (although you may choose to voluntarily execute this release earlier); and (d) as set forth in the following paragraph, you have seven (7) calendar days following the execution of this release to revoke the Agreement.

Within three (3) calendar days of signing and dating this Agreement, you agree to deliver the executed original of this Agreement to me.  However, you understand that you may revoke this Agreement for up to seven (7) calendar days following your execution of this Agreement (the “Revocation Period”) and it shall not become effective or enforceable until such Revocation Period has expired.  You and the Company further acknowledge and agree that such revocation must be in writing addressed to and received by me not later than midnight on the 7th day following your execution of this Agreement.  Should you revoke this Agreement under this paragraph, this Agreement shall not be effective or enforceable and you shall no longer have the right to receive the benefits or payments described in this Agreement (other than those set forth in numbered paragraph 2 herein).

6.     By executing this Agreement, you acknowledge that you have read the document and have had the opportunity to receive independent legal advice with respect to executing this Agreement and that you expressly waive the rights and benefits you otherwise might have under California Civil Code Section 1542, which provides:

A general release does not extend to claims which the [employee] does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the [company].

7.     The Company expressly denies liability of any kind to you and nothing contained in this letter will be construed as an admission of any liability.

8.     You acknowledge and agree that you have a continuing obligation under the terms of the Confidentiality Agreement you signed on October 1, 2001 (copy attached) to keep confidential and not to disclose information known or learned as a consequence of your employment with the Company, including facts relating to the business operations, procedures, materials, finances, customers, clients, suppliers, and marketing or sales strategies, methods, and tactics which is not generally known in the industry.

9.     This Agreement has been executed and delivered within the State of California and our respective rights and obligations shall be construed and enforced in accordance with and governed by, California law.

10.   You acknowledge that his Agreement is the entire Agreement between the parties and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Agreement may be amended only by an Agreement in writing.

11.   Any dispute or claim arising out of this agreement will be subject to final and binding arbitration.  The arbitration will be conducted by one arbitrator who is a member of the American Arbitration Association (AAA) and will be governed by the Model Employment Arbitration rules of AAA.   The arbitration will be held in San Diego, California and the arbitrator will apply California substantive law in all respects.  The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final, binding judgment at the conclusion of any proceeding.  Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator

All of us and Overland wish you the best in your future endeavors.  I trust that the severance benefits of six (6) months compensation and other considerations set out in this letter will assist you in the smooth transition to new employment.

Sincerely yours,

OVERLAND STORAGE, INC.

By:

Christopher P. Calisi

President and CEO

* * * * * * * * * *

I understand, acknowledge and agree to the terms and conditions, including the releases and waivers, set forth in this letter.

Form of severance payment (check one):  Lump sum              Biweekly over 6 months

Diane N. Gallo

Dated: